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                                                       Exhibit 23.2

                    CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and "Selected Historical Financial Data" and to the use of our report dated December 15, 1997 (except for Note 19, as to which the date is April 29,
1998), in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-57611) and related Prospectus of Grove Worldwide LLC and Grove Capital, Inc. for the registration of $225,000,000 9 1/4% Senior Subordinated Notes due 2008.

                                                       Ernst & Young LLP

Baltimore, Maryland
October 2, 1998